For further information, contact:
➢	Sue Carson, Director, Investor Relations	Phone: 973-430-6565
➢	Greg McLaughlin, Sr. Investor Relations Analyst	Phone: 973-430-6568

February 2, 2006

PSEG ANNOUNCES 2005 RESULTS:

$3.51 PER SHARE FROM CONTINUING OPERATIONS

$3.65 PER SHARE OF OPERATING EARNINGS

15% Increase in Operating Earnings over 2004

Improved Nuclear Performance Drives Fourth Quarter Results

Company Affirms 2006 Guidance of $3.45 to $3.75 per Share

(Newark, NJ February 2, 2006) – Public Service Enterprise Group (PSEG) announced today that 2005 Income from Continuing Operations was 11% higher than comparable 2004 results. Operating Earnings, which exclude the impact of costs associated with the pending merger with Exelon, were 15% higher than 2004.

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. The tables below provide a reconciliation of PSEG’s Income from Continuing Operations to Operating Earnings for the full year and fourth quarter.

PSEG CONSOLIDATED EARNINGS
Full Year Comparative Results
2005 and 2004

	Income ($M)		Earnings Per Share

	2005	2004	2005	2004

Net Income	$661	$726	$2.71	$3.05
Loss from Discontinued Operations	180	44.73		.18
Cumulative Effect of a Change in Accounting Principle	17	—	.07	—

Income from Continuing Operations	$858	$770	$3.51	$3.23

Merger Related Costs	32	4.14		.01

Operating Earnings (Non-GAAP)	$890	$774	$3.65	$3.24

All amounts are after federal and state income taxes	Avg. Shares		244M	238M

“The growth in Operating Earnings for the year is a direct result of the improved operation of our nuclear and fossil fleets,” said E. James Ferland, chairman and chief executive officer of PSEG. For the year, PSEG’s five-unit nuclear fleet had a capacity factor of 90%, an 8% improvement over the 2004 capacity factor of 82%. “Exceptional performance in the fourth quarter by the entire team at Salem Unit 1 allowed us to complete a refueling outage and replacement of the reactor vessel head in a world-record 25 days. This was 17 days faster than our initial estimates of a year ago,” Ferland said. Experience gained from the strong performance during an identical outage in the spring on Salem Unit 2 was credited as a major factor in achieving the world-record time for replacing the reactor head.

“Improvements in the overall work management processes at the New Jersey nuclear site during the year were a direct result of the Operating Services Agreement that PSEG entered into with Exelon in late 2004,” Ferland said. “By applying the best practices gained from their large fleet of nuclear plants, Exelon has demonstrated how a focused approach to running nuclear plants can produce significant benefits in a short period of time however; we realize we still have a way to go to achieve the performance levels of the Exelon fleet.”

PSEG CONSOLIDATED EARNINGS
4th Quarter Comparative Results
2005 and 2004

	Income ($M)		Earnings Per Share

	2005	2004	2005	2004

Net Income	$205	$87	$.83	$.36
(Income)/Loss from Discontinued Operations	(2)	19	(.01)	.08
Cumulative Effect of a Change in Accounting Principle	17	—	.07	—

Income from Continuing Operations	$220	$106	$.89	$.44

Merger Related Costs	6	4.02		.01

Operating Earnings (Non-GAAP)	$226	$110	$.91	$.45

All amounts are after federal and state income taxes	Avg. Shares		248M	239M

“Operating Earnings for the quarter, which doubled those of last year, resulted from improved operations at PSEG Power and an increased contribution from PSEG Energy Holdings,” Ferland said. The capacity factor for PSEG’s five-unit nuclear fleet increased from 64% in fourth quarter 2004 to 93% in fourth quarter 2005. This increase, in spite of planned refueling outages at our Salem 1 and Peach Bottom 3 units, was the result of above-plan nuclear output at the New Jersey site and the relative improvement over 2004’s disappointing performance in the fourth quarter. At PSEG Energy Holdings an 18 cent gain on the sale of the Seminole lease, partially offset by 4 cents of costs to redeem the 2007 bond maturity, boosted earnings for the quarter.

On January 31, 2006 PSEG Energy Holdings announced that it entered into an agreement to sell its two coal-fired assets in Poland to CEZ a.s. As of December 31, 2005, the book value of the assets was approximately $110 million. The expected sale should generate net cash proceeds in excess of $300 million with an anticipated closing sometime in the second quarter. As a result of the pending sale, the $17 million of income in 2005 and the $15 million loss in 2004 from these assets have been reclassified to Discontinued Operations.

During the fourth quarter, the Financial Accounting Standards Board (FASB) issued a new standard that clarifies the accounting for legal obligations to remove property conditioned on future events. PSEG recorded a charge of $17 million, or 7 cents per share as a cumulative effect of a change in accounting principle with the adoption of FIN 47, “Accounting for Conditional Asset Retirement Obligations.” The $17 million charge primarily relates to the impact of adopting this standard at PSEG Power. For Public Service Electric & Gas (PSE&G), the adoption of FIN 47 only impacted the balance sheet as these costs are recoverable from customers.

Attachments to this release provide a reconciliation of Income from Continuing Operations to Operating Earnings and other summary exhibits for the quarter and year-to-date for 2005 and 2004 for PSEG’s principal subsidiaries – PSE&G, PSEG Power and PSEG Energy Holdings.

2005 SUMMARY – PSEG Power

Thomas M. O’Flynn, PSEG’s chief financial officer provided additional details on the results for the quarter and full year. For 2005, PSEG Power reported operating earnings of $418 million or $1.71 per share, excluding $12 million in merger-related costs, exceeding the top end of its guidance range of $335 million to $385 million for the year and also its 2004 earnings of $342 million or $1.43 per share. Most of the improved results came in the fourth quarter when increased nuclear output was available for sale into a very strong energy market.

“By improving availability of all three New Jersey units, we produced about 2.2 more gigawatt hours of low-cost nuclear power during the fourth quarter this year, compared to last year, when the Hope Creek unit was shut down for most of the quarter and both Salem units were off-line for several days due to the oil spill in the Delaware River,” O’Flynn said. Replacement power costs for the fourth quarter of 2004 were identified as 22 cents per share.

Higher than planned output from all three units added 4 cents to earnings for the quarter, while the early return of Salem 1 from the refueling and reactor vessel head replacement outage contributed 5 cents. “The 9 cent improvement for the quarter from these two events was the main driver behind PSEG and Power exceeding their full year guidance,” said O’Flynn.

Offsetting some of this benefit was 4 cents for the quarter and 5 cents for the full year for the impacts of mark-to-market accounting on a small portion of the non-trading, energy related forward contracts that Power enters into as part of its ongoing portfolio management. Interest and depreciation from the addition of new plants in Lawrenceburg, Indiana and Albany, New York reduced Power’s 2005 results by 3 cents for the quarter and 7 cents for the full year. Finally, O&M costs for the year and the quarter were lower, driven by the absence of costs associated with the extended outage at Hope Creek during 2004.

2005 SUMMARY – PSE&G

Overall, PSE&G reported operating earnings of $347 million or $1.42 per share, excluding $3 million of merger costs, an increase of $5 million from the prior year, but an overall reduction of 2 cents per share due to additional shares outstanding in 2005. Year-over-year weather, mostly electric, added about 6 cents per share to PSE&G’s results. PSE&G also benefited from reduced interest costs of about 4 cents per share compared to 2004. The favorable weather and interest impacts were somewhat mitigated by increased O&M costs of 9 cents per share attributable to higher labor and benefit costs.

For the fourth quarter, Operating Earnings increased $4 million to $68 million, or 27 cents per share, excluding merger costs of $3 million. “Weather was normal for the quarter, but slightly colder than last year which contributed modestly to earnings” O’Flynn said. Also benefiting PSE&G for the quarter were lower interest costs.

2005 SUMMARY – PSEG Energy Holdings

PSEG Energy Holdings reported operating earnings of $196 million, or 81 cents per share for the year. This is an increase of $61 million or 25 cents per share over the comparable 2004 results. Improved operations at Texas Independent Energy (TIE) contributed 13 cents per share. Increased earnings from South America contributed another 16 cents to the growth in earnings for the year. Operating earnings for 2005 includes the 18 cent gain from the sale of the Seminole lease in December by PSEG Resources. In addition, there was a net 8 cents per share decline year-over-year driven primarily by various sales in 2004 and 2005 at PSEG Global. Gains recognized in 2004 on the sale of securities in the KKR portfolio within PSEG Resources reduced the year-over-year contribution by 4 cents per share.

Proceeds from the Seminole sale, along with cash on hand, were used to redeem all of the outstanding PSEG Energy Holdings 7.75% bonds due in 2007. Premium costs of 4 cents per share associated with the redemption were recorded in the fourth quarter. For the year, $242 million was repatriated from PSEG Global at a cost of 4 cents per share in incremental tax expense.

Energy Holdings reported fourth quarter operating earnings of $74 million, or 30 cents per share, an increase of $34 million or 14 cents per share compared to the fourth quarter of 2004. In addition to the gain on the Seminole sale partially offset by debt extinguishment costs, continued favorable results from TIE and the South American investments contributed 8 cents, offset by reduced earnings of 4 cents per share from the KKR portfolio held by PSEG Resources.

2006 OUTLOOK

“We see continued strong prospects for growth in earnings and cash flow from our operating companies, and on January 17th we announced another increase in our quarterly dividend,” said Ferland. With an indicative annual rate of $2.28 per share, this is the third consecutive year PSEG has provided shareholders with a dividend increase.

Ferland reaffirmed 2006 operating earnings guidance in the range of $3.45 to $3.75 per share. The 2006 guidance is based on earnings ranges for each operating company as follows: PSE&G, $315 million to $335 million, PSEG Power, $475 million to $525 million, PSEG Energy Holdings, $155 million to $175 million. Reducing these results are estimated costs of $70 million to $80 million at the parent.

As part of the August 2004 electric base rate proceeding, a $64 million annual depreciation credit was established with an expiration date of December 31, 2005. The agreement called for PSE&G to receive a corresponding increase in electric base rates upon the expiration of the depreciation credit, subject to review by the New Jersey Board of Public Utilities (BPU). “We expected to have a reasonable outcome at the beginning of the year on this issue, however at this time, we do not expect it to be resolved before the end of the first quarter,” said Ferland. The impact on PSE&G’s 2006 guidance of not receiving this increase is more than $5 million (pre-tax) per month.

In September 2005 PSE&G filed for a gas base rate increase for new rates effective October 1, 2006. “We expect to file full test year actual information at the end of February and receive a decision in September,” said Ferland. The decline in expected operating earnings at PSE&G from 2005 to the mid-point of the 2006 guidance range assumes normal weather, reasonable regulatory relief and some increased O&M costs.

Ferland said, “The nuclear fleet is expected to operate at a 91% capacity factor in 2006, a 1% improvement over the very strong 2005 results largely driven by the Nuclear Operating Services Agreement with Exelon.” In the spring, Hope Creek will undergo its first refueling outage under the Agreement. Ferland noted that the projected 15% to 25% increase in earnings at Power over 2005 is driven by the rolling nature of the forward positions, as the expected output is recontracted at prevailing prices. The benefit is partially offset by increased depreciation and interest expense from the new Linden plant, which is expected to go into service in mid-2006.

For Energy Holdings, continued strength in the Texas market is expected to be a major contributor to 2006 operating earnings. Last year was the final Eagle Point payment however, its absence in 2006 will be offset by the elimination of expenses associated with the cash repatriation and debt premiums that were incurred in 2005. The guidance for Energy Holdings does not include any anticipated gain from the sale of the Polish assets.

MERGER UPDATE

In New Jersey, hearings by the Office of Administrative Law (OAL) on the proposed merger with Exelon have extended into February to enable the PJM Market Monitor to complete an analysis of the adequacy of the proposed sale of 4,000 megawatts of fossil generation and the virtual divestiture of 2,600 megawatts of nuclear. Ferland said, “In late December we provided the PJM Market Monitor with various alternatives for asset sales that meet the requirements approved by FERC last summer. We expect the necessary analysis and testimony will take a few more weeks, but we feel confident that in the end, it will provide the New Jersey Board of Public Utilities with the level of detail it requires to make an affirmative decision.” The OAL approved additional hearing dates through February 27, if necessary.

No firm dates have been set for decisions by the OAL and the New Jersey BPU based on the additional hearing dates. PSEG also continues to work with the Department of Justice to provide the information it needs to complete its review. PSEG expects to complete the regulatory reviews and close the merger late in the second quarter of 2006. Closing could occur earlier if a settlement is reached and approved by the New Jersey BPU.

On January 27, 2006 the Pennsylvania Public Utility Commission approved the merger.

* * * * * * * * *

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Public Service Enterprise Group Incorporated and Exelon Corporation, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Such statements are based upon the current beliefs and expectations of Public Service Enterprise Group Incorporated’s and Exelon Corporation’s management, are subject to significant risks and uncertainties and may differ materially from actual future experience involving any one or more of such matters. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the timing of the contemplated merger and the impact of any conditions imposed by regulators in connection with their approval thereof; the risk that the businesses will not be integrated successfully; failure to quickly realize cost-savings from the transaction as a result of technical, logistical, competitive and other factors; the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital, equity and credit markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time first made and we do not undertake to update or revise them as more information becomes available. Additional factors that could cause Public Service Enterprise Group Incorporated’s and Exelon Corporation’s results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2005, and Current Reports on Form 8-K, of Public Service Enterprise Group Incorporated and Exelon Corporation, respectively, as such reports may have been amended, each filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s website, www.sec.gov.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Unaudited)

	For the Quarter Ended		For the Years Ended
	December 31,		December 31,

	2005	2004	2005	2004

Earnings Results (in Millions)

PSE&G	$68	$64	$347	$342
PSEG Power	105	23	418	342
PSEG Energy Holdings
PSEG Global	22	8	109	79
PSEG Resources	52	34	92	65
PSEG Energy Holdings	—	(2)	(5)	(9)

Total PSEG Energy Holdings	74	40	196	135

PSEG	(21)	(17)	(71)	(45)

Operating Earnings	$226	$110	$890	$774

Merger and Merger Related Costs	(6)	(4)	(32)	(4)

Income from Continuing Operations	$220	$106	$858	$770

Discontinued Operations	2	(19)	(180)	(44)
Cumulative Effect of a Change in Accounting Principle	(17)	—	(17)	—

PSEG Net Income	$205	$87	$661	$726

Fully Diluted Average Shares Outstanding (in Millions)	248	239	244	238

Per Share Results (Diluted)

PSE&G	$0.27	$0.26	$1.42	$1.44
PSEG Power	0.42	0.10	1.71	1.43
PSEG Energy Holdings
PSEG Global	0.09	0.03	0.45	0.33
PSEG Resources	0.21	0.14	0.37	0.27
PSEG Energy Holdings	0.00	(0.01)	(0.01)	(0.04)

Total PSEG Energy Holdings	0.30	0.16	0.81	0.56

PSEG	(0.08)	(0.07)	(0.29)	(0.19)

Operating Earnings	$0.91	$0.45	$3.65	$3.24

Merger and Merger Related Costs	(0.02)	(0.01)	(0.14)	(0.01)

Income from Continuing Operations	$0.89	$0.44	$3.51	$3.23

Discontinued Operations	0.01	(0.08)	(0.73)	(0.18)
Cumulative Effect of a Change in Accounting Principle	(0.07)	—	(0.07)	—

PSEG Net Income	$0.83	$0.36	$2.71	$3.05

Note 1:

Net Income includes preferred stock dividends / preference units distributions relating to PSE&G of $1 million and $1 million for the quarters ended December 31, 2005 and 2004.

Net Income includes preferred stock dividends / preference units distributions relating to PSE&G of $4 million and $4 million, PSEG Global of $3 million and $13 million and PSEG Resources of $0 and $3 million for the years ended December 31, 2005 and 2004

Note 2:

Basic Earnings per Share from Net Income was $0.84 and $0.37 per share for the quarters ended December 31, 2005 and 2004, respectively.

Basic Earnings per Share from Net Income was $2.75 and $3.06 per share for the years ended December 31, 2005 and 2004, respectively.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONSOLIDATING STATEMENT OF OPERATIONS

For the Quarter Ended December 31, 2005
(Unaudited, $ Millions)

				PSEG	PSEG ENERGY
	PSEG	OTHER	PSE&G	POWER	HOLDINGS

		(Note 2)

OPERATING REVENUES	$3,472	$(907)	$2,169	$1,825	$385

OPERATING EXPENSES
Energy Costs	2,128	(906)	1,498	1,345	191
Operation and Maintenance	635	(4)	312	264	63
Depreciation and Amortization	186	5	135	35	11
Taxes Other Than Income Taxes	36	1	35	—	—

Total Operating Expenses	2,985	(904)	1,980	1,644	265

Income from Equity Method Investments	35	—	—	—	35

OPERATING INCOME	522	(3)	189	181	155

Other Income and Deductions	38	(1)	7	41	(9)
Interest Expense	(210)	(34)	(86)	(45)	(45)
Preferred Securities Dividends	(1)	—	(1)	—	—

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	349	(38)	109	177	101

Income Tax Expense	(129)	16	(44)	(74)	(27)

INCOME FROM CONTINUING OPERATIONS	220	(22)	65	103	74

Income (Loss) from Discontinued Operations, including Loss on Disposal, net of tax	2	—	—	(1)	3

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	222	(22)	65	102	77
Cumulative Effect of a Change in Accounting Principle, net of tax	(17)	(1)	—	(16)	—

NET INCOME (LOSS)	$205	$(23)	$65	$86	$77

INCOME FROM CONTINUING OPERATIONS	$220	$(22)	$65	$103	$74
Merger and Merger-Related Costs	6	1	3	2	—

OPERATING EARNINGS	$226	$(21)	$68	$105	$74

For the Quarter Ended December 31, 2004
(Unaudited, $ Millions)

				PSEG	PSEG ENERGY
	PSEG	OTHER	PSE&G	POWER	HOLDINGS

		(Note 2)

OPERATING REVENUES	$2,674	$(683)	$1,736	$1,350	$271

OPERATING EXPENSES
Energy Costs	1,537	(682)	1,081	1,010	128
Operation and Maintenance	624	(1)	286	282	57
Depreciation and Amortization	178	4	130	30	14
Taxes Other Than Income Taxes	36	—	36	—	—

Total Operating Expenses	2,375	(679)	1,533	1,322	199

Income from Equity Method Investments	34	—	—	—	34

OPERATING INCOME	333	(4)	203	28	106

Other Income and Deductions	14	(4)	2	16	—
Interest Expense	(195)	(27)	(89)	(28)	(51)
Preferred Securities Dividends	(1)	3	(1)		(3)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	151	(32)	115	16	52

Income Tax Expense	(45)	11	(51)	7	(12)

INCOME FROM CONTINUING OPERATIONS	106	(21)	64	23	40

Loss from Discontinued Operations, including Loss on Disposal, net of tax	(19)	—	—	(7)	(12)

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	87	(21)	64	16	28
Cumulative Effect of a Change in Accounting Principle, net of tax	—	—	—	—	—

NET INCOME (LOSS)	$87	$(21)	$64	$16	$28

INCOME FROM CONTINUING OPERATIONS	$106	$(21)	$64	$23	$40
Merger and Merger-Related Costs	4	4	—	—	—

OPERATING EARNINGS	$110	$(17)	$64	$23	$40

1
Note 1:

Income from Continuing Operations before Income Taxes includes preferred stock dividends / preference units distributions relating to PSE&G of $1 million and $1 million and PSEG Global of $0 million and $3 million for the quarters ended December 31, 2005 and 2004, respectively.

Note 2:

Primarily includes financing activities at the parent and intercompany eliminations.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONSOLIDATING STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2005
(Unaudited, $ Millions)

				PSEG	PSEG ENERGY
	PSEG	OTHER	PSE&G	POWER	HOLDINGS

		(Note 2)

OPERATING REVENUES	$12,430	$(2,659)	$7,728	$6,059	$1,302

OPERATING EXPENSES
Energy Costs	7,273	(2,658)	4,970	4,286	675
Operation and Maintenance	2,314	(1)	1,151	949	215
Depreciation and Amortization	748	18	553	131	46
Taxes Other Than Income Taxes	141	—	141	—	—

Total Operating Expenses	10,476	(2,641)	6,815	5,366	936

Income from Equity Method Investments	131	—	—	—	131

OPERATING INCOME	2,085	(18)	913	693	497

Other Income and Deductions	134	(5)	12	143	(16)
Interest Expense	(816)	(130)	(342)	(131)	(213)
Preferred Securities Dividends	(4)	3	(4)	—	(3)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	1,399	(150)	579	705	265

Income Tax Expense	(541)	62	(235)	(299)	(69)

INCOME FROM CONTINUING OPERATIONS	858	(88)	344	406	196

Income (Loss) from Discontinued Operations, including Loss on Disposal, net of tax	(180)	—	—	(198)	18

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	678	(88)	344	208	214
Cumulative Effect of a Change in Accounting Principle, net of tax	(17)	(1)	—	(16)	—

NET INCOME (LOSS)	$661	$(89)	$344	$192	$214

INCOME FROM CONTINUING OPERATIONS	$858	$(88)	$344	$406	$196
Merger and Merger-Related Costs	32	17	3	12	—

OPERATING EARNINGS	$890	$(71)	$347	$418	$196

For the Twelve Months Ended December 31, 2004
(Unaudited, $ Millions)

				PSEG	PSEG ENERGY
	PSEG	OTHER	PSE&G	POWER	HOLDINGS

		(Note 2)

OPERATING REVENUES	$10,800	$(2,176)	$6,972	$5,168	$836

OPERATING EXPENSES
Energy Costs	5,987	(2,173)	4,284	3,554	322
Operation and Maintenance	2,179	(29)	1,083	954	171
Depreciation and Amortization	693	18	523	108	44
Taxes Other Than Income Taxes	139		139

Total Operating Expenses	8,998	(2,184)	6,029	4,616	537

Income from Equity Method Investments	126	—	—	—	126

OPERATING INCOME	1,928	8	943	552	425

Other Income and Deductions	111	(7)	11	112	(5)
Interest Expense	(798)	(100)	(362)	(113)	(223)
Preferred Securities Dividends	(4)	16	(4)	—	(16)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	1,237	(83)	588	551	181

Income Tax Expense	(467)	34	(246)	(209)	(46)

INCOME FROM CONTINUING OPERATIONS	770	(49)	342	342	135

Loss from Discontinued Operations, including Gain on Disposal, net of tax	(44)	—	—	(34)	(10)

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	726	(49)	342	308	125
Cumulative Effect of a Change in Accounting Principle, net of tax	—	—	—	—	—

NET INCOME (LOSS)	$726	$(49)	$342	$308	$125

INCOME FROM CONTINUING OPERATIONS	$770	$(49)	$342	$342	$135
Merger and Merger-Related Costs	4	4	—	—	—

OPERATING EARNINGS	$774	$(45)	$342	$342	$135

Note 1:

Income from Continuing Operations before Income Taxes includes preferred stock dividends / preference units distributions relating to PSE&G of $4 million and $4 million, PSEG Global of $3 million and $13 million and PSEG Resources of $0 and $3 million for the twelve months ended December 31, 2005 and 2004, respectively.

Note 2:

Primarily includes financing activities at the parent and intercompany eliminations.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CAPITALIZATION SCHEDULE
(Unaudited, $ Millions)

	December 31,	December 31,
	2005	2004

DEBT
Commercial Paper and Loans	$100	$638
Long-Term Debt, including amounts due within one year	9,025	8,588
Securitization Debt, including amounts due within one year	2,041	2,085
Project Level, Non-Recourse Debt, including amounts due within one year	935	1,115
Debt Supporting Trust Preferred Securities	814	1,201

Total Debt	12,915	13,627

SUBSIDIARY’S PREFERRED SECURITIES	80	80

COMMON STOCKHOLDERS’ EQUITY
Common Stock	4,618	4,569
Treasury Stock	(532)	(978)
Retained Earnings	2,545	2,425
Accumulated Other Comprehensive Loss	(609)	(272)

Total Common Stockholders’ Equity	6,022	5,744

Total Capitalization	$19,017	$19,451

PSEG’s credit agreements contain covenants that require PSEG’s debt to capitalization ratio not to exceed 70.0% at the end of any quarterly period. The debt to capitalization ratio calculated under PSEG’s credit agreements as of December 31, 2005 was and 59.9%. The ratio as calculated pursuant to these covenants exclude non-recourse project debt ($935 million), securitization debt ($2.041 billion) and Debt Supporting Trust Preferred Securities ($814 million), which is now included in Long-Term debt due to the adoption of Financial Interpretation 46, and include capital lease obligations ($46 million) and certain other obligations such as guarantees and letters of credit ($1.139 billion). This ratio is presented for the benefit of the investors and the related securities to which the covenants apply and is not intended as a financial performance or liquidity measure.

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited, $ Millions)

	For the Years Ended December 31,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$661	$726
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	249	849

Net Cash Provided By Operating Activities (A)	910	1,575

CASH FLOWS USED IN INVESTING ACTIVITIES	(332)	(714)

CASH FLOWS USED IN FINANCING ACTIVITIES	(555)	(1,041)

Effect of Exchange Rate Change	2	1

Net Increase (Decrease) in Cash and Cash Equivalents	25	(179)

Cash and Cash Equivalents at Beginning of Period	263	442

Cash and Cash Equivalents at End of Period	$288	$263

(A)

Decrease in Operating Cash Flows is largely driven by additional working capital requirements at Power primarily due to approximately $300 million of additional margin requirements and approximately $100 million of inventory costs both due to higher market prices.

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Quarter-to-Quarter EPS Reconciliation
December 31, 2005 vs. December 31, 2004
(Unaudited)

PSEG 4th Quarter 2004 Net Income			$0.36

Loss from Discontinued Operations			0.08

PSEG 4th Quarter 2004 Income from Continuing Operations			$0.44

Merger and Merger Related Costs			0.01

PSEG 4th Quarter 2004 Operating Earnings			$0.45

PSE&G			B/(W )

4th Quarter 2004		$0.26

Weather		0.01
O&M		(0.02)
Deprec., Amort, Interest and Other Income		0.03
Shares Outstanding		(0.01)

4th Quarter 2005		$0.27	$0.01

PSEG Power

4th Quarter 2004		$0.10

2004 Replacement Power	0.22
Improved 2005 Nuclear Ops	0.09
Mark to Market on Non-Trading Energy-Related Contracts	(0.04)
Other Margin	0.04

Margin		0.31
Depreciation & Amortization - BEC		(0.03)
O&M		0.07
Other		(0.02)
Shares outstanding		(0.01)

4th Quarter 2005		$0.42	$0.32

PSEG Energy Holdings

4th Quarter 2004		$0.16

Global
Operations - primarily TIE and South America		0.08
Loss on extinguishment of debt & interest rate swap		(0.02)

Resources
Seminole lease gain, loss on extinguishment of debt & interest rate swap		0.16
KKR Portfolio		(0.04)
Other		(0.05)

Energy Holdings (Parent)		0.01

4th Quarter 2005		$0.30	$0.14

Public Service Enterprise Group

4th Quarter 2004		$(0.07)

Interest Expense		(0.01)

4th Quarter 2005		$(0.08)	$(0.01)

PSEG 4th Quarter 2005 Operating Earnings			$0.91

Merger and Merger Related Costs			(0.02)

PSEG 4th Quarter 2005 Income from Continuing Operations			$0.89

Income (Loss) from Discontinued Operations			0.01
Cumulative Effect of a Change in Accounting Principle			(0.07)

PSEG 4th Quarter 2005 Net Income			$0.83

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
YTD-to-YTD EPS Reconciliation
December 31, 2005 vs. December 31, 2004
(Unaudited)

PSEG Net Income for the Twelve Months Ended December 31, 2004			$3.05

Loss from Discontinued Operations, including Gain on Disposal			0.18

PSEG Income from Continuing Operations for the Twelve Months Ended December 31, 2004			$3.23

Merger and Merger Related Costs			0.01

PSEG Operating Earnings for the Twelve Months Ended December 31, 2004			$3.24

PSE&G			B/(W )

Year to Date December 31, 2004		$1.44

Weather		0.06
Demands and Volume (first quarter Gas)		(0.01)
O&M		(0.09)
Interest Savings		0.04
Other		0.02
Additional Shares Outstanding		(0.04)

Year to Date December 31, 2005		$1.42	$(0.02)

PSEG Power

Year to Date December 31, 2004		$1.43

Margin		0.38
Mark-to-Market of Non-Trading Energy-Related Contracts		(0.05)
Depreciation & Amortization - Lawrenceburg and BEC		(0.07)
O&M		0.09
Other		(0.03)
Additional Shares Outstanding		(0.04)

Year to Date December 31, 2005		$1.71	$0.28

PSEG Energy Holdings

Year to Date December 31, 2004		$0.56

Global

Operations - TIE	0.13
Mark-to-Market of Non-Trading Energy-Related Contracts at TIE	(0.01)
Operations - Primarily South America	0.16
Loss on extinguishment of debt & interest rate swap	(0.02)
Taxes on Foreign Cash Repatriation	(0.04)
Other (2004 Asset Sales, Interest, FX)	(0.08)
Additional Shares Outstanding	(0.02)	0.12

Resources
Operations
Sale of Seminole Lease	0.18
Loss on extinguishment of debt & interest rate swap	(0.02)
KKR Fund	(0.04)
Other	(0.02)
Additional Shares Outstanding	—	0.10

Energy Holdings (Parent)		0.03

Year to Date December 31, 2005		$0.81	$0.25

Public Service Enterprise Group

Year to Date December 31, 2004		$(0.19)

Interest Expense		(0.10)

Year to Date December 31, 2005		$(0.29)	$(0.10)

PSEG Operating Earnings for the Twelve Months Ended December 31, 2005			$3.65

Merger and Merger Related Costs			(0.14)

PSEG Income from Continuing Operations for the Twelve Months Ended December 31, 2005			$3.51

Income (Loss) from Discontinued Operations, including Loss on Disposal			(0.73)
Cumulative Effect of a Change in Accounting Principle			(0.07)

PSEG Net Income for the Twelve Months Ended December 31, 2005			$2.71

Attachment 8

PSEG Global L.L.C.
Investment Results
(Unaudited, $ Millions)

	Total Capital at Risk (A)		For the Twelve Months Ended
	As of		December 31, 2005
Region	December 31, 2005	December 31, 2004	EBIT (B)	Non-Recourse Interest (C)

North America	$485	$427	$151	$22
South America	1,655	1,581	159	29
Europe (D)	209	209	(6)	—
India and Oman	62	94	12	5
Asia Pacific	6	6	5	—
Global G&A - Unallocated	—	—	(36)	—

Total	$2,417	$2,317	$285	$56

			For the Twelve Months Ended
			December 31, 2004
Region			EBIT (B)	Non-Recourse Interest (C)

North America			$98	$13
South America			135	33
Europe			6	—
India and Oman			18	15
Asia Pacific			54	—
Global G&A - Unallocated			(31)	—

Total			$280	$61

Reconciliation of EBIT to Operating Earnings			For the Twelve Months Ended
			December 31,
			2005	2004

Total Global EBIT			$285	$280
Interest Expense			(138)	(139)
Income Taxes			(34)	(47)
Minority Interest			(1)	(2)

Income from Continuing Operations			112	92
Preference Unit Distributions			(3)	(13)

Operating Earnings			$109	$79

(A) Total Capital at Risk includes Global’s gross investments and equity commitment guarantees less non-recourse debt at the project level.

(B) For investments accounted for under the equity method of accounting, includes Global’s share of net earnings, including Interest Expense and Income Tax Expense.

(C) Non-Recourse Interest is Interest Expense on debt that is non-recourse to Global.

(D) Total Capital at Risk includes amounts relating to Elcho and Skawina as the sale has not been completed and therefore there is still Capital at Risk in Poland. EBIT and Non-Recourse Interest exclude amounts relating to Elcho and Skawina as these amounts are being reported in Discontinued Operations.

Attachment 9

PUBLIC SERVICE ELECTRIC AND GAS COMPANY
Electric and Gas Sales and Revenues
December 2005

Electric Sales and Revenues

	Three Months Ended	Change vs. 2004	Twelve Months Ended	Change vs. 2004

Sales (millions kwh)
Residential	3,030	3.2%	14,039	7.0%
Commercial	5,782	3.5%	24,155	3.5%
Industrial	1,542	-2.0%	6,282	-3.7%
Street Lighting	105	-2.0%	362	-0.5%
Interdepartmental	3	-74.2%	15	-52.6%

Total	10,462	-2.4%	44,853	3.4%

Revenue (in millions)
Residential	$348	13.9%	$1,644	10.3%
Commercial	439	18.6%	2,055	8.7%
Industrial	68	-8.3%	332	-7.5%
Street Lighting	17	8.6%	62	4.1%
Other	113	53.1%	374	27.3%

Total	$985	17.4%	$4,467	9.1%

Gas Sold and Transported

	Three Months Ended	Change vs. 2004	Twelve Months Ended	Change vs. 2004

Sales (millions therms)
Residential Sales	451	-0.6%	1,453	-1.4%
Commercial - Firm Sales	163	-4.6%	561	-5.2%
Commercial - Interr. & Cogen	92	554.8%	138	186.5%
Industrial - Firm Sales	14	-3.7%	47	-9.3%
Industrial - Interr. & Cogen	131	44.7%	416	10.2%
Other Operating Revenues	0	-102.7%	1	-23.1%

Total	851	15.5%	2,616	2.8%

Gas Transported	245	-14.7%	1,030	-0.4%

Revenue (in millions)
Residential Sales	$398	16.3%	$1,168	8.5%
Commercial - Firm Sales	252	54.3%	593	20.9%
Commercial - Interr. & Cogen	29	280.7%	66	96.2%
Industrial - Firm Sales	20	46.4%	49	14.3%
Industrial - Interr. & Cogen	158	123.5%	412	49.1%
Other Operating Revenues	35	7.4%	132	10.9%

Total	$892	41.6%	$2,420	18.7%

Gas Transported	$287	7.8%	$835	-0.2%

	Three Months Ended	Change vs. 2004	Twelve Months Ended	Change vs. 2004

Weather Data
Degree Days - Actual	1,685	0.2%	4,932	1.1%
Degree Days - Normal	1,685		4,839

THI Hours - Actual	499	n/m	19,088	28.5%
THI Hours - Normal	264		14,878

Attachment 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
STATISTICAL MEASURES
(Unaudited)

	Quarters Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005		2004

Weighted Average Common Shares Outstanding (000’s)
Basic	245,048	237,755	240,297		236,984
Diluted	248,068	239,410	244,406		238,286

Stock Price at End of Period			$64.97		$51.77

Dividends Paid per Share of Common Stock	$0.56	$0.55	$2.24		$2.20

Dividend Payout Ratio			63.8%		68.1%

Dividend Yield			3.4%		4.2%

Price/Earnings Ratio			18.5	x	16.0	x

Rate of Return on Average Common Equity			15.1%		13.1%

Book Value per Common Share			$23.98		$24.12

Market Price as a Percent of Book Value			271%		215%

Total Shareholder Return - Period Ending	1.8%	23.1%	30.2%		24.4%

Generation by Fuel Type	Quarters Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004

Nuclear - NJ	40%	26%	37%	33%
Nuclear - PA	18%	23%	18%	21%

Total Nuclear	58%	49%	55%	54%

Fossil - Coal - NJ	15%	15%	13%	12%
Fossil - Coal - PA	12%	14%	12%	13%
Fossil - Coal - CT	4%	6%	6%	6%

Total Coal	31%	35%	31%	31%

Fossil - Oil & Natural Gas - NJ	5%	15%	9%	13%
Fossil - Oil & Natural Gas - NY	2%	0%	2%	1%
Fossil - Oil & Natural Gas - CT	4%	1%	2%	1%
Fossil - Oil & Natural Gas - Midwest	0%	0%	1%	0%

Total Oil & Natural Gas	11%	16%	14%	15%

Fossil - Pumped Storage	0%	0%	0%	0%

	100%	100%	100%	100%